PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Twelve Series of Limited Recourse Obligations

Totaling $1,171,700

Dated: February 1, 2018

This Post-Qualification Offering Circular Amendment No. 2 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $1,171,700 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$76,130	N/A	$76,130	N/A
Total Maximum	$1,171,700	N/A	$1,171,700	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering 12 separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
14826 Whipple Street, Posen, IL 60469	$76,130
105 Lanier Drive, Jacksonville, NC 28546	78,700
516 Concord Lane, Smyrna, GA 30082	80,630
2684 1st Place Northwest, Center Point, AL 35215	86,340
1104 West Lombard Street, Baltimore, MD 21223	90,090
115 Parnell Road, Hubert, NC 28539	90,100
1513 Princeton Drive, Brunswick, OH 44212	90,510
951 Chancellor Avenue, Irvington, NJ 07111	94,980
2206 Aldridge Avenue, Fort Myers, FL 33907	105,550
14845 Clark Street, Dolton, IL 60419	108,700
2611 South Sarnoff Drive, Tucson, AZ 85730	110,040
435 Town Farm Road, Warren, MA 01092	159,930
Total	$1,171,700

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-27.

PROJECT SUMMARIES FOR PQA NO. 2

PROJECT SUMMARY | 14826 WHIPPLE STREET, POSEN, IL 60469

C



BORROWER

Alcasid Myers Group LLC
Walter Myers - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	61.4%	$76,130	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$76,130	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$124,000
Total Project Costs
$111,507
$12,493
GROUNDFLOOR
$76,130
$35,377
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$43,000	Loan To ARV	61.4%
Purchase Date	12/01/2017	Loan To Total Project Cost	68.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	5	10
Location	4	8
Borrower Experience	2	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$124,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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14826 Whipple Street
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Address: 14826 WHIPPLE STREET, POSEN, IL 60469

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on January 22, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $43,000 and the Borrower has since completed $18,000 worth of renovations out of the Borrower's own funds.The Borrower intends to use $25,623 of the proceeds from our loan to offset the entire purchase price of the property and the cost of renovations to date. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $35,377 that is tied up in the project after completion of our loan.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ALCASID MYERS GROUP LLC

DATE OF FORMATION ★

12/22/2015

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt
$43K	$0

Unsold Inventory	Aged Inventory
0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
4	$207.2K

Gross Margin %
32.92%

PRINCIPAL
Walter Myers

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
4	$72K

Average Project Time	Average Total Project Costs
6 months	$46.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 105 LANIER DRIVE, JACKSONVILLE, NC 28546

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9%	12 months	63.0%	$78,700	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$78,700	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Blue Skye Properties LLC
Eileen O'Neill - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$125,000
$34,300
Total Project Costs
$90,700
GROUNDFLOOR
$78,700
$12,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$54,000	Loan To ARV	63.0%
Purchase Date	01/16/2018	Loan To Total Project Cost	86.8%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$125,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
105 Lanier Drive
Ramsey Rd
Gum Branch Rd
Lanier Dr
Hofmann Dr
Swingin' Things
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Address: 105 LANIER DRIVE, JACKSONVILLE, NC 28546

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 16, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

BLUE SKYE PROPERTIES LLC

DATE OF FORMATION ★
02/11/2014

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$122K	$62.7K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
5	$472.9K	33.52%

PRINCIPAL
Eileen O'Neill

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
8	7	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
2	$143K	5 months	$97K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 516 CONCORD LANE, SMYRNA, GA 30082

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7.5%	12 months	26.9%	$80,630	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$80,630	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Kismet Holdings, Inc.
Stephen Mortimer - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$300,000
$4,370
Total Project Costs
$295,630
GROUNDFLOOR
$80,630
$215,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$215,000	Loan To ARV	26.9%
Purchase Date	12/29/2017	Loan To Total Project Cost	27.3%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	8	10
Quality of Valuation Report	4	4
Skin-in-the-Game	10	10
Location	6	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$300,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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516 Concord Lane
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Address: 516 CONCORD LANE, SMYRNA, GA 30082

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on January 24, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

KISMET HOLDINGS, INC.

DATE OF FORMATION ★
03/28/2016

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$215K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Stephen Mortimer

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$471.7K	4 months	$323.3K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2684 1ST PLACE NORTHWEST, CENTER POINT, AL 35215

C



BORROWER

Revel, Inc.
Milton Eason - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	70.5%	$86,340	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$86,340	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$122,500
$21,160
Total Project Costs
$101,340
GROUNDFLOOR
$86,340
$15,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$55,650	Loan To ARV	70.5%
Purchase Date	01/12/2018	Loan To Total Project Cost	85.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$122,500

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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WOODAIRE ESTATES
2684 1st Place Northwest
Jefferson County Vehicle Title
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Address: 2684 1ST PLACE NORTHWEST, CENTER POINT, AL 35215

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 12, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

REVEL, INC.

DATE OF FORMATION ★
10/04/2010

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
13	$1.8M	28.26%

PRINCIPAL

Milton Eason

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$120K	2 months	$80K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1104 WEST LOMBARD STREET, BALTIMORE, MD 21223

D



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	12 months	53.0%	$90,090	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$90,090	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Compas Real Estate LLC
Manuel Compas - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$170,000
$57,360
Total Project Costs
$112,640
GROUNDFLOOR
$90,090
$22,550
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$50,400	Loan To ARV	53.0%
Purchase Date	01/31/2018	Loan To Total Project Cost	80.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	3	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$170,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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W Baltimore St
1104 West Lombard Street
UM Medi
B&O Railroad Museum
Babe Ruth
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Address: 1104 WEST LOMBARD STREET, BALTIMORE, MD 21223

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 31, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

COMPAS REAL ESTATE LLC

DATE OF FORMATION ★

01/05/2016

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Manuel Compas

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 115 PARNELL ROAD, HUBERT, NC 28539



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	62.1%	$90,100	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$90,100	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Honorable Home Solutions, LLC
Kevelyn Eberhardt - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$145,000
$33,390
Total Project Costs
$111,610
GROUNDFLOOR
$90,100
$21,510
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$81,101	Loan To ARV	62.1%
Purchase Date	01/21/2018	Loan To Total Project Cost	80.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Out of
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$145,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Monster's Pizza
115 Parnell Road
1501
Google
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Address: 115 PARNELL ROAD, HUBERT, NC 28539

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 21, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has only undertaken one project in the past and has not sold it yet. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HONORABLE HOME SOLUTIONS, LLC

DATE OF FORMATION ★
06/14/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$85K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Kevelyn Eberhardt

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 1513 PRINCETON DRIVE, BRUNSWICK, OH 44212

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
8.5%	9 months	72.4%	$90,510	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$90,510	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Lease Purchase Ohio, LLC
Doug Shelton - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$125,000
$16,497
Total Project Costs
$108,503
GROUNDFLOOR
$90,510
$17,993
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$74,000	Loan To ARV	72.4%
Purchase Date	01/17/2018	Loan To Total Project Cost	83.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	6	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$125,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
1513 Princeton Drive
Oxford Dr
Google
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Address: 1513 PRINCETON DRIVE, BRUNSWICK, OH 44212

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 17, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

LEASE PURCHASE OHIO, LLC

DATE OF FORMATION ★
04/24/2014

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$290K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
38	$4.9M	34.85%

PRINCIPAL
Doug Shelton

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
3	2	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
20	$130K	6 months	$90K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 951 CHANCELLOR AVENUE, IRVINGTON, NJ 07111

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9%	12 months	36.5%	$94,980	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$94,980	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Henry Group LLC
Dwayne Henry - principal

FINANCIAL OVERVIEW


After Repair Value (ARV)
$260,000
$72,520
Total Project Costs
$187,480
GROUNDFLOOR
$94,980
$92,500
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$92,500	Loan To ARV	36.5%
Purchase Date	07/21/2017	Loan To Total Project Cost	50.7%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	7	10
Quality of Valuation Report	4	4
Skin-in-the-Game	10	10
Location	4	8
Borrower Experience	1	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$260,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


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951 Chancellor Avenue
Google
Map data ©2018 Google
Terms of Use
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Address: 951 CHANCELLOR AVENUE, IRVINGTON, NJ 07111

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on January 18, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HENRY GROUP LLC

DATE OF FORMATION ★
09/15/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$92.5K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL

Dwayne Henry

FOCUS
Buy & Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
0	$0	0 months	$0

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2206 ALDRIDGE AVENUE, FORT MYERS, FL 33907

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
11%	12 months	60.3%	$105,550	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$105,550	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

H & O Properties LLC
Steve Hernandez - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$175,000
$58,250
Total Project Costs
$116,750
GROUNDFLOOR
$105,550
$11,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$62,000	Loan To ARV	60.3%
Purchase Date	01/11/2018	Loan To Total Project Cost	90.4%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	5	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$175,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
2206 Aldridge Avenue
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 2206 ALDRIDGE AVENUE, FORT MYERS, FL 33907

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 11, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

H & O PROPERTIES LLC

DATE OF FORMATION ★
12/15/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Steve Hernandez

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$181.4K	7 months	$142.7K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 14845 CLARK STREET, DOLTON, IL 60419



D

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
14%	12 months	70.8%	$108,700	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$108,700	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Finesse Investment Group Inc.
Brian Adkins - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV) ?
$153,500
$28,800
Total Project Costs ?
$124,700
GROUNDFLOOR
$108,700
$16,000
0%
Skin-in-the-Game ?
First Lien Loan
Cushion ?

Purchase Price	$54,000	Loan To ARV	70.8%
Purchase Date	01/12/2018	Loan To Total Project Cost	87.2%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	2	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$153,500

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION

Address: 14845 CLARK STREET, DOLTON, IL 60419

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 12, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

FINESSE INVESTMENT GROUP INC.

DATE OF FORMATION ★
01/20/2017

FINANCIAL DATA
Reporting date: 12/31/17

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$12K	$78K	0	0

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
0	$0	N/A

PRINCIPAL
Brian Adkins

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
1	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$135K	5 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2611 SOUTH SARNOFF DRIVE, TUCSON, AZ 85730

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
10.5%	9 months	66.0%	$110,040	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$110,040	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Rebuild Dreams, LLC
Julia Gorski - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$166,615
$24,575
Total Project Costs
$142,040
GROUNDFLOOR
$110,040
$32,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$116,700	Loan To ARV	66.0%
Purchase Date	01/23/2018	Loan To Total Project Cost	77.5%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	4	8
Borrower Experience	3	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$166,615

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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2611 South Sarnoff Drive
Lakeside Casitas Apartment Homes
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Address: 2611 SOUTH SARNOFF DRIVE, TUCSON, AZ 85730

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on January 23, 2018 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

REBUILD DREAMS, LLC

DATE OF FORMATION ★
06/18/2014

FINANCIAL DATA (Reporting date: 12/31/17)

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$0	$0	0	0

PROJECTS / REVENUE (Reporting period: 2017)

Completed Projects	Revenue	Gross Margin %
3	$284.9K	33.31%

PRINCIPAL
Julia Gorski

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES (Reporting period: three years ending 2017)

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
5	$156.5K	6 months	$111.8K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 435 TOWN FARM ROAD, WARREN, MA 01092 C BORROWER Bentley TK Realty Trust Kenneth LeBlanc - principal Rate Projected Term Loan to ARV Loan Amount Investors 10.2% 12 months 67.5% $159,930 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $159,930 Monthly payment – interest returned monthly, principal due at maturity. INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $237,000 $37,070 Total Project Costs $199,930 GROUNDFLOOR $159,930 $40,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $154,875 Purchase Date 01/12/2018 Loan To ARV 67.5% Loan To Total Project Cost 80.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $237,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 435 TOWN FARM ROAD, WARREN, MA 01092 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on January 12, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated December 29, 2017 (as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BORROWER SUMMARY BENTLEY TK REALTY TRUST FINANCIAL DATA Reporting date: 12/31/17 PROJECTS / REVENUE Reporting period: 2017 DATE OF FORMATION ⋆ 10/12/2016 Value of Properties $90.6K Total Debt $89.5K Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin % N/A PRINCIPAL Kenneth LeBlanc GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2017 FOCUS Fix & Flip Loans Funded 1 Loans Repaid 0 Completed Projects Per Year 8 Average Project Revenue $250K On Time Repayment N/A Average Project Time 8 months Average Total Project Costs $160K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-39

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 30, 2017

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	January 2, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 1, 2018.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2018
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 1, 2018
Nick Bhargava
*	Director	February 1, 2018
Sergei Kouzmine

*	Director	February 1, 2018
Bruce Boehm

*	Director	February 1, 2018
Michael Olander Jr.

*	Director	February 1, 2018
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact